Exhibit 32

CERTIFICATION OF

CHIEF EXECUTIVE OFFICER AND

CHIEF FINANCIAL OFFICER

Pursuant to 18 U.S.C. § 1350, as adopted pursuant to

§ 906 of the Sarbanes-Oxley Act of 2002

In connection with the filing with the Securities and Exchange Commission of the Quarterly Report of The Midland Company (the “Company”) on Form 10-Q for the period ending June 30, 2007 (the “Report”), John W. Hayden, Chief Executive Officer of the Company, and W. Todd Gray, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that to the best of their knowledge:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ John W. Hayden	/s/ W. Todd Gray
John W. Hayden	W. Todd Gray
President and Chief Executive Officer	Executive Vice President and
Chief Financial Officer

August 3, 2007

A signed original of this written statement required by Section 906 has been provided to The Midland Company and will be retained by The Midland Company and

furnished to the Securities and Exchange Commission or its staff upon request.